SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 6, 2006

South Dakota Soybean Processors, LLC

(Exact name of Registrant as specified in its charter)

South Dakota	000-50253	46-042968
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Caspian Ave. PO Box 500
Volga, South Dakota	57071
(Address of principal executive	(Zip Code)
offices)

Registrant’s telephone number, including area code: (605) 627-9240

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01   Regulation FD Disclosure.

On September 6, 2006, we mailed to our members a letter regarding the most recent events with Minnesota Soybean Processors (MnSP), a Minnesota cooperative.  In the letter, we updated our members regarding our attempt to purchase the assets of MnSP and the process by which such a purchase may occur if certain conditions are satisfied. We indicated that because of a petition initiated by us last month, the MnSP’s board of directors agreed to call a special meeting of MnSP members on September 14, 2006. The purpose of the special meeting will be to vote on a resolution containing the terms of an offer that we made to MnSP’s board of directors this past spring which was later rejected (the “Offer”). In the Offer, we offered to purchase the assets of MnSP in exchange for, among other things, the issuance of capital units and cash to MnSP.

If MnSP’s members vote “yes” on the resolution at the special meeting, MnSP’s board of directors will be authorized to sell the assets to us under the terms of the Offer and to negotiate an asset purchase agreement.  If MnSP’s members vote “no” on the resolution at the special meeting, MnSP’s board of directors will not have authorization to sell the assets to us and, consequently, will have full discretion to proceed in any direction it desires regarding the future  operations of MnSP.  A copy of the letter to our members is attached to this report as Exhibit 99.1.

The information furnished under this Item 7.01, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by reference to such filing.

Item 9.01   Financial Statements and Exhibits.

(d)  Exhibits. The following exhibits are filed with this report:

99.1     Letter to our members dated September 6, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC

Dated: September 6, 2006	By:	/s/ Rodney Christianson
Rodney Christianson, Chief Executive Officer